EXHIBIT (21)


              CLAIRE'S STORES, INC. AND SUBSIDIARIES

                  SUBSIDIARIES OF THE REGISTRANT




     Name                          State/Country of Incorporation

Claire's Boutiques, Inc.                     Delaware

CSL, Inc.                                    Delaware

CBI Distributing Corp.                       Delaware

RSI International Limited                    Hong Kong

Claire's Puerto Rico Corp.                   Delaware

Claire's Canada Corp.                        Delaware

Claire's Accessories UK, Ltd.                United Kingdom

Just Nikki, Inc.                             Delaware

Sassy Doo!, Inc.                             Delaware

                                             Lux Corp.
                                             Washington

                                             Bijoux One Trading AG Switzerland

                                             Bijoux One AG Switzerland

                                             Bosco GmbH Germany

                                             Bijoux One Trading GesmbH Austria

                                             Modewaren Femina Handelsgesell -
                                               Schaft m.b.H. Austria

                                             Modewaren Femina Handelsgesell -
                                               Schaft m.b.H. & Co. KG Austria


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